Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE
Edie DeVine
WeissComm Partners
(415) 946-1081
Ardea Biosciences Reports Progress of Clinical Development Programs; Provides 2008 Outlook;
Announces 2007 Financial Results and Provides 2008 Financial Guidance
San Diego, March 24, 2008 — Ardea Biosciences, Inc. (Nasdaq: RDEA), a company focused on the discovery and development of small-molecule therapeutics for the treatment of HIV, cancer and inflammatory diseases, including gout, today reported significant accomplishments in 2007, provided key milestones in 2008 for its clinical development programs, announced 2007 fourth quarter and full-year financial results and provided financial guidance for 2008.
“During 2007, we made significant strides in establishing a solid corporate foundation on which our future successes will be built,” said Barry D. Quart, PharmD, Ardea Biosciences’ President and CEO. “We assembled a proven management team and a group of key expert advisors; we added depth to our pipeline through the discovery of an exciting new product opportunity in gout; and we continued to make progress with our HIV, cancer and inflammatory disease programs.”
Recent Accomplishments
–	Reported positive preliminary data from a Phase 2a proof-of-concept trial of RDEA806 in patients with HIV;

–	Initiated a new clinical development program, stemming from our RDEA806 research, directed toward the treatment of gout;

–	Initiated a Phase 1 trial of RDEA119 in patients with advanced cancer;

–	Completed a first-in-human micro-dosing study of RDEA436, a second generation MEK inhibitor for the treatment of cancer and inflammatory diseases and, based on an encouraging pharmacokinetic profile, nominated it as a development candidate;

–	Completed a $40 million private placement;

–	Established two scientific advisory boards to guide the inflammatory disease and HIV programs;

–	Presented preclinical data demonstrating potent activity and favorable resistance profiles for our non-nucleoside reverse transcriptase inhibitor (NNRTI) family of compounds against HIV at the 15th Annual Conference on Retroviruses and Opportunistic Infections (CROI);

–	Presented favorable anti-tumor preclinical data on RDEA119 at the 2007 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics; and

–	Relocated our corporate headquarters and research laboratories to San Diego’s biotechnology corridor.
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Ardea Biosciences Reports Progress of Clinical Development Programs; Provides 2008 Outlook; Announces 2007 Financial Results and Provides 2008 Financial Guidance	Page 2
2008 Anticipated Key Program Milestones
In 2008, Ardea anticipates accomplishing the following milestones:
HIV
–	Initiate a Phase 2b trial of RDEA806 in patients with HIV in the second quarter of 2008;

–	Complete a first-in-human micro-dosing study of our second generation NNRTI, RDEA427, in the first quarter of 2008;

–	Initiate a Phase 1 trial of RDEA427 in the second half of 2008; and

–	Present the full results of our Phase 2a proof-of-concept study of RDEA806 at a scientific conference in the second half of 2008.
Gout/Inflammation
–	Initiate a Phase 2 dose-finding trial for the treatment of gout in the second quarter of 2008 with results expected in the second half of 2008; and

–	Initiate a Phase 2a trial with RDEA119 for the treatment of inflammatory disease in the second quarter of 2008.
Cancer
–	Complete and report data from the Phase 1 trial of RDEA119 in patients with advanced cancer in the second half of 2008;

–	Initiate Phase 2 trials of RDEA119 in combination with other anti-cancer agents in the second half of 2008; and

–	Initiate a Phase 1 trial of our second generation MEK inhibitor in the second half of 2008.
2007 Financial Results
Ardea’s 2007 year-end cash balance was $66.2 million, compared to $48.7 million for the 2006 year-end cash balance. The December 31, 2007 cash balance includes net proceeds of $37.2 million from a private placement of common stock in December 2007.
The net loss for the fourth quarter 2007 was $9.1 million, or $0.86 per share, compared to a net loss for the same period in 2006 of $0.5 million, or $0.05 per share. The net loss for the year ended December 31, 2007 was $25.3 million, or $2.55 per share, compared to a net loss for the year ended December 31, 2006 of $0.6 million, or $0.07 per share. The net loss for the quarter and full-year ended December 31, 2007 included non-cash stock-based compensation expense of $0.6 million, or $0.05 per share, and $1.4 million, or $0.14 per share, respectively. The difference between the Company’s 2007 and 2006 results reflects the rebuilding of its operations combined with the advancement and expansion of its preclinical and clinical drug development programs.
Revenues for the fourth quarter of 2007 were $0.3 million, compared to zero for the same period in 2006. Revenues for the full-year 2007 were $3.1 million compared to
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Ardea Biosciences Reports Progress of Clinical Development Programs; Provides 2008 Outlook; Announces 2007 Financial Results and Provides 2008 Financial Guidance	Page 3
zero for 2006. The increase is due to research performed by the Company as part of a master services agreement with Valeant.
2008 Financial Guidance
On December 31, 2007, the Company had a total of $66.2 million in cash, cash equivalents and short-term investments. Excluding any funds that Ardea may receive from future business development activities, the Company anticipates 2008 net cash usage to be between $45 million and $50 million.
About Ardea Biosciences
Ardea Biosciences, of San Diego, California, is a biotechnology company focused on the discovery and development of small-molecule therapeutics for the treatment of HIV, cancer and inflammatory diseases, including gout. We have three drug candidates in clinical trials and several others in preclinical development and discovery. Our most advanced drug candidate is RDEA806, a non-nucleoside reverse transcriptase inhibitor (NNRTI), which is in a Phase 2a study for the treatment of HIV. We are also investigating RDEA806 for the treatment of gout. Our lead mitogen-activated ERK kinase (MEK) inhibitor, RDEA119, is in a Phase 1 study in advanced cancer patients and is being investigated for the treatment of inflammatory diseases. RDEA436, our second generation MEK inhibitor for the treatment of cancer and inflammatory diseases, has been evaluated in a human micro-dose pharmacokinetic study and has been selected as a development candidate. In addition to the foregoing clinical programs, we are developing a second generation NNRTI for HIV, as well as other drug candidates in earlier stages of preclinical development and discovery.
(Financial Tables Follow)

Ardea Biosciences Reports Progress of Clinical Development Programs; Provides 2008 Outlook; Announces 2007 Financial Results and Provides 2008 Financial Guidance	Page 4
ARDEA BIOSCIENCES, INC.
(formerly IntraBiotics Pharmaceuticals, Inc.)
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2007	2006	2007	2006
Collaboration Revenues	$268	$—	$3,095	$—

Operating Expenses:
Research and Development	7,260	65	23,103	72
General and Administrative	2,653	997	7,566	2,674

Total Operating Expenses	9,913	1,062	30,669	2,746

Operating Loss:	(9,645)	(1,062)	(27,574)	(2,746)
Interest Income	440	646	2,128	2,377
Other Income (expense), net	187	0	375	2

Net income (loss) appplicable to common stockholders	$(9,018)	$(416)	$(25,071)	$(367)
Non-cash dividends on Series A Preferred stock	(60)	(60)	(240)	(240)

Net loss applicable to common shareholders	$(9,078)	$(476)	$(25,311)	$(607)

Basic and diluted net loss per share applicable to common stockholders	$(0.86)	$(0.05)	$(2.55)	$(0.07)

Shares used to compute basic and diluted net loss per share applicable to common stockholders	10,583	9,358	9,934	9,326

The accompanying notes are an integral part of these financial statements.
Condensed Balance Sheet Data
(In Thousands)

	December 31	December 31
	2007	2006
Cash, cash equivalents and short-term investments	66,215	48,669
Total assets	67,649	50,240
Total stockholders’ equity	63,739	49,064
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: sufficiency of cash resources and our goals, including the expected properties and benefits of RDEA806, RDEA119, RDEA427, RDEA436 and our other compounds and the results of preclinical, clinical and other studies. Risks that contribute to the uncertain nature of the forward-looking statements include: risks related to the outcome of preclinical and clinical studies, risks related to regulatory approvals, delays in commencement of preclinical and clinical studies, and costs associated with internal development and in-licensing activities. These and other risks and uncertainties are described more fully in our most recently filed SEC documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, under the headings “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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